Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CERo Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(a) and 457(c)	4,000,000	(2)	$2.98	(2)	$10,000,000.00	(3)	0.00015310	$1,531.00		—	—	—	—
Fees to be Paid	Equity	Pre-Funded Warrants to purchase share of Common Stock (3)	457(a), 457(c) and 457(o)	—		—		—		—	—		—	—	—	—
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, underlying Pre-Funded Warrants (3)	457(g) and 457(i)	—		—		—		—	—		—	—	—	—
Fees to be Paid	Equity	Offered Common Warrants to purchase share of Common Stock (4)	457(a), 457(c) and 457(o)	—		—		—		—	—		—	—	—	—
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, underlying Offered Common Warrants (5)	457(g) and 457(i)	—		$2.98	(2)	$10,000,000.00	(3)	0.00015310	$1,531.00		—	—	—	—
Carry Forward Securities
Carry Forward Securities		N/A	N/A	N/A		N/A		N/A		N/A	N/A		N/A	N/A	N/A	N/A

Total Offering Amounts				4,000,000				$20,000,000.00
Total Fees Previously Paid				—		—		—		—	$3,062.00	(6)	—	—	—	—
Total Fee Offsets				—		—		—		—	—		—	—	—	—
Net Fee Due											$—

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of CERo Therapeutics Holdings, Inc. (the “Company”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. The number of shares of Common Stock registered hereby gives effect to the Company’s reverse stock split of 1 new share of Common Stock for each 100 shares of Common Stock immediately prior thereto (the “Reverse Stock Split”) that became effective at 12:01 a.m. on January 8, 2025.
(2)	Number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) registered and the proposed maximum offering price are presented for illustrative purposes based upon an offering price equal to $2.98 calculated as the average of the high and low prices on January 14, 2025 pursuant to Rule 457(c). The registration fee paid herewith is based upon the proposed maximum aggregate offering price of the shares of Common Stock, together with any Pre-Funded Warrants offered hereby reduced as described in note 3 below. Solely for purposes of this filing fee table, the Company has assumed the offering of shares of Common Stock with a maximum aggregate offering price of $10,000,000 and of no Pre-Funded Warrants.
(3)	The proposed maximum aggregate offering price of Common Stock proposed to be sold in the offering will be reduced on a one-for-one basis based on the number of Pre-Funded Warrants offered and sold in the offering, and the proposed maximum offering price of the Pre-Funded Warrants to be sold in the offering will be reduced on a one-for-one basis based on the amount of shares of Common Stock sold in the offering.
(4)	The warrants to purchase shares of Common Stock registered hereby (the “Offered Common Warrants”) are being sold together with the shares of Common Stock offered hereby and/or Pre-Funded Warrants offered hereby for no additional consideration.
(5)	In accordance with Rule 457(g) under the Securities Act, the shares of Common Stock underlying the Common Warrants are being registered based upon an assumed exercise price equal to proposed maximum offering price per share of Common Stock offered hereby. The actual ratio of Offered Common Warrants to shares of Common Stock offered hereby and the exercise price of the Offered Common Warrants have not yet been determined.
(6)	The amount previously paid was paid in connection with the initial filing of the registration statement on December 23, 2024 with respect to the registration of securities with an aggregate offering price of $20,000,000. There is no additional amount required in connection with the filing of Amendment No. 1 thereto.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A